NEWS RELEASE
ROB FREDERICK	LEANNE CUNNINGHAM
VICE PRESIDENT	SENIOR VICE PRESIDENT
BROWN-FORMAN BRAND & COMMUNICATIONS	SHAREHOLDER RELATIONS OFFICER
502-774-7707	502-774-7287

FOR IMMEDIATE RELEASE
BROWN-FORMAN STOCKHOLDERS ELECT DIRECTORS AND MARK 150TH ANNIVERSARY
LOUISVILLE, KY, July 30, 2020 - Brown-Forman Corporation (NYSE: BFA) (NYSE: BFB) stockholders met today at the scheduled annual meeting and elected the slate of directors recommended by the Board of Directors as submitted in the company’s 2020 Proxy Statement. They also approved the company’s executive compensation plan on a non-binding advisory basis.

“There is nothing inevitable about a company’s ability to survive, to thrive, and to remain independent for 150 years.” said Geo. Garvin Brown IV, Chairman of the Board, Brown-Forman. “For us, it has been the balance and weight of our culture that has fueled 15 decades of leadership at Brown-Forman.”

“One hundred and fifty years ago, George Garvin Brown created Old Forester, the first bottled bourbon, and made a quality pledge that there was ‘Nothing Better in the Market,’” said Brown-Forman President and CEO Lawson Whiting. “I reiterate today, with our values guiding all that we do, we continue to be better, do better, and get better. I firmly believe that there is still ‘Nothing Better in the Market’ than Brown-Forman.”

For 150 years, Brown-Forman Corporation has enriched the experience of life by responsibly building fine quality beverage alcohol brands, including Jack Daniel’s Family of Brands, Finlandia, Korbel, el Jimador, Woodford Reserve, Old Forester, Coopers’ Craft, Herradura, New Mix, Sonoma-Cutrer, Canadian Mist, Chambord, Early Times, BenRiach, GlenDronach, Slane, and Fords Gin.  Brown-Forman’s brands are supported by approximately 4,800 employees and sold in more than 170 countries worldwide.  For more information about the company, please visit http://www.brown-forman.com/.

Important Information on Forward-Looking Statements:
This press release contains statements, estimates, and projections that are “forward-looking statements” as defined under U.S. federal securities laws. Words such as “aim,” “anticipate,” “aspire,” “believe,” “can,” “continue,” “could,” “envision,” “estimate,” “expect,” “expectation,” “intend,” “may,” “might,” “plan,” “potential,” “project,” “pursue,” “see,” “seek,” “should,” “will,” “would,” and similar words indicate forward-looking statements, which speak only as of the date we make them. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. By their nature, forward-looking statements involve risks, uncertainties, and other factors (many beyond our control) that could cause our actual results to differ materially from our historical experience or from our current expectations or projections. These risks and uncertainties include, but are not limited to:
• Impact of health epidemics and pandemics, including the COVID-19 pandemic, and the resulting negative economic impact and related governmental actions
• Risks associated with being a U.S.-based company with global operations, including commercial, political, and financial risks; local labor policies and conditions; protectionist trade policies, or economic or trade sanctions, including additional retaliatory tariffs on American spirits and the effectiveness of our actions to mitigate the negative impact on our margins, sales, and distributors; compliance with local trade practices and other regulations; terrorism; and health pandemics
• Failure to comply with anti-corruption laws, trade sanctions and restrictions, or similar laws or regulations
• Fluctuations in foreign currency exchange rates, particularly a stronger U.S. dollar
• Changes in laws, regulatory measures, or governmental policies – especially those that affect the production, importation, marketing, labeling, pricing, distribution, sale, or consumption of our beverage alcohol products
• Tax rate changes (including excise, sales, VAT, tariffs, duties, corporate, individual income, dividends, or capital gains) or changes in related reserves, changes in tax rules or accounting standards, and the unpredictability and suddenness with which they can occur

• Unfavorable global or regional economic conditions, particularly related to the COVID- 19 pandemic, and related economic slowdowns or recessions, low consumer confidence, high unemployment, weak credit or capital markets, budget deficits, burdensome government debt, austerity measures, higher interest rates, higher taxes, political instability, higher inflation, deflation, lower returns on pension assets, or lower discount rates for pension obligations
• Dependence upon the continued growth of the Jack Daniel’s family of brands
• Changes in consumer preferences, consumption, or purchase patterns – particularly away from larger producers in favor of small distilleries or local producers, or away from brown spirits, our premium products, or spirits generally, and our ability to anticipate or react to them; legalization of marijuana use on a more widespread basis; shifts in consumer purchase practices from traditional to e-commerce retailers; bar, restaurant, travel, or other on-premise declines; shifts in demographic or health and wellness trends; or unfavorable consumer reaction to new products, line extensions, package changes, product reformulations, or other product innovation
• Decline in the social acceptability of beverage alcohol in significant markets
• Production facility, aging warehouse, or supply chain disruption
• Imprecision in supply/demand forecasting
• Higher costs, lower quality, or unavailability of energy, water, raw materials, product ingredients, labor, or finished goods
• Significant additional labeling or warning requirements or limitations on availability of our beverage alcohol products
• Competitors’ and retailers’ consolidation or other competitive activities, such as pricing actions (including price reductions, promotions, discounting, couponing, or free goods), marketing, category expansion, product introductions, or entry or expansion in our geographic markets or distribution networks
• Route-to-consumer changes that affect the timing of our sales, temporarily disrupt the marketing or sale of our products, or result in higher fixed costs
• Inventory fluctuations in our products by distributors, wholesalers, or retailers
• Risks associated with acquisitions, dispositions, business partnerships, or investments – such as acquisition integration, termination difficulties or costs, or impairment in recorded value
• Counterfeiting and inadequate protection of our intellectual property rights

• Product recalls or other product liability claims, product tampering, contamination, or quality issues
• Significant legal disputes and proceedings, or government investigations
• Cyber breach or failure or corruption of key information technology systems, or failure to comply with personal data protection laws
• Negative publicity related to our company, products, brands, marketing, executive leadership, employees, board of directors, family stockholders, operations, business performance, or prospects
• Failure to attract or retain key executive or employee talent
• Our status as a family “controlled company” under New York Stock Exchange rules, and our dual-class share structure
For further information on these and other risks, please refer to our public filings, including the “Risk Factors” section of our annual report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission.

###